Exhibit 99.1

Bolt Biotherapeutics Announces Acquisition of Prana Therapies and $120 Million Concurrent Private Placement to Advance PRA-216 in Multiple High-Value Inflammatory Indications

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Transactions position the company to advance Prana’s pipeline of next-generation, half-life-extended multispecific antibodies enabled by its proprietary INSPIRE platform

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PRA-216 is a novel IL-4Rα/TSLP bispecific antibody currently in Phase 2 development for asthma, COPD, and atopic dermatitis, with a Phase 2 study in EoE planned; patient data from all four trials expected beginning in the second quarter of 2027

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Concurrent private placement of $120 million in upfront financing with the potential to receive up to an additional $60 million upon exercise of accompanying warrants secured from leading healthcare institutional investors is expected to fund operations into 2028

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Following the transaction, Sheila Gujrathi, M.D., Prana’s Co-Founder and former Chief Executive Officer, will join Bolt’s executive team and Bolt’s Board of Directors

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Bolt to host conference call and webcast on October 26, 2026 at 8:30 a.m. ET

REDWOOD CITY, Calif., October 23, 2026 – Bolt Biotherapeutics, Inc. (Nasdaq: BOLT) (“Bolt” or the “Company”) today announced the acquisition of Prana Therapies, Inc. (“Prana”), a clinical-stage biotechnology company pioneering next-generation half-life-extended multispecific antibodies designed to deliver best-in-disease therapies. Following the acquisition, the Company will focus on advancing Prana’s pipeline of half-life-extended multispecific antibodies generated from its proprietary INSPIRE platform, led by PRA-216, a novel IL-4Rα/TSLP bispecific antibody currently in Phase 2 development in asthma, chronic obstructive pulmonary disease (COPD) and atopic dermatitis, with a Phase 2 study in eosinophilic esophagitis (EoE) planned.

The acquisition was structured as a sign-and-close reverse merger, in which the parties entered into a merger agreement for a stock-for-stock transaction. Concurrent with the acquisition, Bolt entered into a securities purchase agreement for a private placement financing, which includes $120 million in upfront gross proceeds for the purchase of shares of Series D non-voting convertible preferred stock and up to an additional $60 million upon exercise of accompanying warrants with a syndicate of new and existing leading healthcare institutional investors, including Deep Track Capital, ADAR1 Capital, Andreessen Horowitz (a16z), LYFE Capital, Coastlands Capital, Eventide Asset Management, Casdin Capital, Curie.Bio, SilverArc Capital, Soleus Capital, Deviation Capital and other institutional investors. The proceeds from the private placement are expected to fund operations into 2028 and through multiple anticipated clinical and preclinical milestones.

“We built the INSPIRE platform to realize the potential of multispecific antibodies as medicines, combining complementary biology with the properties needed to deliver both greater efficacy and a better treatment experience for patients. PRA-216 is our flagship program, designed for best-in-disease efficacy together with the convenience of infrequent, at-home dosing,” said Sheila Gujrathi, M.D., Co-Founder and former Chief Executive Officer of Prana, and newly appointed Chief Strategy Officer. “This transaction and financing provide the resources to advance PRA-216 through multiple Phase 2 readouts in 2027 while continuing to expand our INSPIRE pipeline. We are grateful for the support of our new and existing investors as we enter this next stage of development.”

“We believe the acquisition of Prana provides a compelling opportunity for Bolt stockholders to participate in the potential of a differentiated, clinical-stage pipeline addressing large markets, beginning in inflammatory disease,” said Willie Quinn, Chief Executive Officer of Bolt Biotherapeutics. “We have been impressed by Prana’s team, the clinical profile demonstrated by PRA-216 to date, and the broader potential of the INSPIRE platform. We look forward to the opportunities ahead for the company.”

Prana’s Pipeline Overview and Development Milestones

Prana’s focus is to develop the next generation of half-life-extended multispecific antibodies designed to deliver best-in-disease therapies. The lead program, PRA-216, is a fully human, half-life-extended bispecific antibody targeting IL-4Rα and TSLP and is the first clinical program generated from Prana’s proprietary INSPIRE platform. PRA-216 combines broad downstream blockade of both IL-4 and IL-13 signaling (through IL-4Rα blockade) with upstream TSLP inhibition to address complementary drivers of inflammation.

Prana disclosed data from the Phase 1 healthy volunteer study of PRA-216 as a late-breaking abstract at the 2026 European Respiratory Society. PRA-216 was well tolerated and demonstrated rapid, deep, and durable pharmacodynamic activity across multiple key Type 2 inflammatory biomarkers including pSTAT6, serum TARC, blood eosinophils, and IgE. PRA-216 also demonstrated bioavailability and extended exposure supporting the potential for convenient, at-home maintenance dosing every eight to 12 weeks. Phase 2 development in asthma, COPD, and atopic dermatitis has been initiated, with a Phase 2 study in EoE planned, and with patient data from all four trials expected beginning in the second quarter of 2027 and continuing through the fourth quarter of 2027.

PRA-216 provides the first clinical validation of Prana’s INSPIRE platform. INSPIRE continues to generate a pipeline of half-life-extended, fully IgG-based multispecific antibodies designed to overcome key limitations of conventional multispecific formats, including challenges with half-life, stability, manufacturability, immunogenicity, and subcutaneous delivery.

Prana’s second program is an IL-31 containing bispecific antibody being developed initially for atopic dermatitis. First-in-human studies in healthy volunteers and patients are expected to begin in the second half of 2027, with clinical data also expected in the second half of 2027.

Two additional undisclosed pipeline programs are expected to advance toward IND-enabling development by the second half of 2027.

About the Transactions

The acquisition was structured as a stock-for-stock transaction via sign-and-close reverse merger, pursuant to which all outstanding equity interests of Prana were exchanged based on a fixed exchange ratio for a combination of 430,746 shares of Bolt common stock and 16,360.929 shares of Series D non-voting convertible preferred stock (representing 16,791,675 shares of Bolt common stock on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations).

Concurrent with the acquisition, Bolt entered into a definitive agreement for a private placement financing to raise $120 million in gross proceeds, for the purchase of 13,995.311 shares of Series D non-voting convertible preferred stock (or 13,995,311 shares of Bolt common stock on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations) at a price of $8,574.30 per share (or $8.5743 per share on an as-converted basis) and up to an additional $60 million upon exercise of accompanying warrants to purchase up to 6,997,655 shares of common stock (or shares of Series D non-voting convertible preferred stock under certain circumstances), in each case at an exercise price of $8,574.30 per Series D share (or $8.5743 per share on an as-converted basis), in each case as described below. The private placement is expected to close on October 26, 2026.

Subject to Bolt stockholder approval in accordance with Nasdaq listing rules, each share of Series D non-voting convertible preferred stock will automatically convert into 1,000 shares of Bolt common stock, subject to certain beneficial ownership limitations set by each holder, and after conversion, each warrant will then become exercisable for shares of common stock, subject to certain beneficial ownership limitations set by each holder.

The acquisition was approved by the Board of Directors of Bolt and the Board of Directors and stockholders of Prana. The closings of the acquisition and the private placement were not subject to the approval of Bolt’s stockholders. The approval of Bolt’s stockholders is required, among other things, under the terms of the Series D non-voting convertible preferred stock in order for the Series D non-voting convertible preferred stock to be converted into shares of Bolt’s common stock, and Bolt is required to hold a stockholder meeting for such vote. The warrants issuable upon closing of the private placement will become exercisable for cash to purchase shares of common stock upon the automatic conversion of the Series D non-voting convertible preferred stock into common stock following receipt of the requisite stockholder approval (or shares of Series D non-voting convertible preferred stock under certain circumstances), at the applicable exercise price specified therein. The warrants will expire on the earlier of (i) 30 days following the company’s first public disclosure of top-line results from the first-in-human clinical data from its Program 2 Phase 1 (IL-31 bispecific), such disclosure to include at least two dosing cohorts from subjects administered subcutaneous single ascending doses (n = approximately 8 per group) with at least 8 weeks post-dose follow up, similar to Phase 1 data previously generated for PRA-216 and (ii) June 30, 2028.

As a result of the transactions, equity holders of Bolt immediately prior to the acquisition will own approximately 6.9% of Bolt’s common stock, equity holders of Prana immediately prior to the acquisition will own approximately 51.7% of Bolt common stock and investors in the private placement financing will own approximately 41.4% of Bolt common stock, in each case, calculated on a fully-diluted basis (without giving effect to any beneficial ownership limitations and assuming the conversion in full of the Series D non-voting convertible preferred stock into common stock) using the treasury stock method and based on the implied equity values of Bolt and Prana. On an as-converted basis and after accounting for these transactions (and without giving effect to any beneficial ownership limitations), the total number of shares of Bolt common stock (including shares underlying the Series D non-voting convertible preferred stock) will be approximately 34,183,982.

Following receipt of the $120 million in upfront gross proceeds from the private placement, Bolt is expected to have projected cash runway into 2028.

Management and Board of Directors

In connection with the closing of the merger, Sheila Gujrathi, M.D., Prana’s Co-Founder and former Chief Executive Officer, has been appointed Chief Strategy Officer of Bolt and has joined the Bolt Board of Directors.

Advisory and Legal Counsel

Jefferies LLC, TD Cowen, Stifel, and LifeSci Capital are serving as placement agents for the concurrent private placement financing. Tungsten Advisors is also serving as financial advisor and placement agent to Prana. Cooley LLP is serving as legal counsel to Prana. Sidley Austin LLP is serving as legal counsel to Bolt. Lake Street Capital Markets provided a fairness opinion to Bolt’s Board of Directors. Gibson, Dunn & Crutcher LLP is serving as legal counsel to the placement agents.

Conference Call and Webcast

Bolt will host a conference call and webcast on Monday, October 26, 2026 at 8:30 a.m. ET to discuss the transaction, financing, and the company’s pipeline.

To listen to the live webcast, or access the archived webcast and accompanying presentation, please visit: https://investors.boltbio.com/news-and-events/events-and-presentations. Following the live webcast, a replay will be available on Bolt’s website.

About Bolt Biotherapeutics, Inc.

Bolt Biotherapeutics is a clinical-stage biotechnology company pioneering a new generation of half-life-extended multispecific antibodies designed to deliver best-in-disease therapies. Through the proprietary INSPIRE platform it acquired from Prana Therapies, the company combines complementary therapeutic mechanisms in fully IgG-based molecules designed for differentiated efficacy, extended exposure, and convenient dosing.

The company’s lead program, PRA-216, is a novel IL-4Rα/TSLP bispecific antibody currently in Phase 2 development in asthma, chronic obstructive pulmonary disease, and atopic dermatitis, with a fourth Phase 2 study planned in eosinophilic esophagitis. In addition to PRA-216, Bolt Biotherapeutics is advancing a wholly owned pipeline of additional INSPIRE-based multispecific programs across diseases with significant unmet need.

For more information, please visit https://www.boltbio.com/.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including, without limitation, statements regarding Bolt, Prana, the concurrent private placement financing and the acquisition of Prana by Bolt (the “Transactions”) and other matters, including, without limitation, statements regarding: the Transactions, including the closing of the concurrent private placement financing, including any additional gross proceeds that may be received upon exercise, if any, of accompanying warrants, if any, and the expected effects, perceived benefits or opportunities and related timing with respect thereto; expectations regarding or plans for the company’s pipeline, including its ongoing and planned clinical trials, research and development programs and the expected timing for key milestones, including the release of clinical data; the potential benefits of PRA-216 and Prana’s other clinical programs; and expectations regarding the use of proceeds from the concurrent private placement financing and cash runway expectations therefrom, including such proceeds funding the company through key clinical milestones; and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “on track,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the company’s ability to consummate the private placement financing or realize the anticipated benefits from the transactions, including as a result of its failure to receive the requisite stockholder approvals; investors in the private placement may not exercise their warrants and the company may not receive any additional proceeds therefrom; the potential product candidates that we develop may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; such product candidates may not be beneficial to patients or become commercialized; and our ability to maintain our current collaborations and establish further collaborations. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings, when available, are available on the investor relations section of our website at investors.boltbio.com and on the SEC’s website at www.sec.gov.

Contacts

Christina Trout

VP, Corporate Development

investors@pranatherapies.com

Matthew DeYoung

Argot Partners

(212) 600-1902

boltbio@argotpartners.com